EXHIBIT 99
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                             JOINT FILER INFORMATION
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Name:    City of London Investment Management Company Limited
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Address: 10 Eastcheap
-------  London EC3M ILX, England


Designated Filer:          City of London Investment Group PLC
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Issuer and Ticker Symbol:  Korea Fund, Inc. ("KF")
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Date of Event Requiring Statement: November 10, 2006
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Signature:                 City of London Investment Management Company Limited
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                           By: /s/ Barry Olliff
                               ---------------------------------
                           Name: Barry Olliff, Chief Investment Officer


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                             JOINT FILER INFORMATION
                             -----------------------



Name:    City of London Investment Management Company Limited
----

Address: 10 Eastcheap
-------  London EC3M ILX, England


Designated Filer:          Emerging Markets Country Fund
----------------

Issuer and Ticker Symbol:  Korea Fund, Inc. ("KF")
------------------------

Date of Event Requiring Statement: November 10, 2006
---------------------------------

Signature:                 City of London Investment Management Company Limited
---------


                           By: /s/ Barry Olliff
                               ---------------------------------
                           Name: Barry Olliff, Chief Investment Officer